UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                  June 4, 1997
                Date of Report (Date of earliest event reported)

                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)


                                         1-14556
            DELAWARE                     0-21857                  86-0786101
(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
incorporation)                                               Identification No.)

                           3500 South La Cometa Drive
                             Goodyear, Arizona 85338
               (Address of principal executive officer)(zip code)

                                 (602) 925-0731
              (Registrant's telephone number, including area code)
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Item 2. Aquisition or Disposition of Assets
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         On June 4,  1997,  Poore  Brothers  of  Texas,  Inc.  ("PB  Texas"),  a
wholly-owned subsidiary of the Registrant, entered into an Asset Purchase, Licensing and Distribution Agreement effective June 1, 1997, pursuant to which PB Texas sold certain assets (including inventory, vehicles and capital equipment) to Mr. David Hecht (the "Buyer"). In addition, pursuant to the Agreement the Buyer has been granted a license to be Registrant's exclusive distributor in the Houston, Texas market. The purchase price for the assets sold by PB Texas is approximately $157,000, 50% of which was paid by the Buyer in cash at the closing and 50% of which will be paid pursuant to a one year, non-interest bearing promissory note issued by the Buyer to the Registrant. The Registrant will provide certain financial support to the Buyer, estimated at up to $40,000, in connection with the transition of the business to the Buyer.

A copy of the Asset Purchase, Licensing and Distribution Agreement between Poore Brothers of Texas, Inc. and Mr. David Hecht is attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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         (b)      Pro Forma Financial Information

                  The required pro forma financial information will be filed as an amendment to this report as soon as practicable, but no later than 60 days after the date this report is required to be filed.


         (c)      Exhibits

                  10.1 Asset Purchase, Licensing and Distribution Agreement dated as of June 1, 1997, by and between Poore Brothers of Texas, Inc. and Mr. David Hecht.

                  99.1 Press release dated June 4, 1997.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              POORE BROTHERS, INC.
                                  (registrant)



Dated: June 19, 1997          By: /s/  Thomas W. Freeze
                                  -------------------
                                  Thomas W. Freeze
                                  Vice President and Chief Finanicial Officer

                                  EXHIBIT INDEX


Exhibit Number                               Description

10.1 Asset Purchase, Licensing and Distribution Agreement dated as of June 1, 1997, by and between Poore Brothers of Texas, Inc. and Mr. David Hecht.
99.1                        Press Release dated June 4, 1997